RESTATED CHARTER

OF

PRICOR INCORPORATED

UNDER SECTION 48-1-304 OF THE GENERAL CORPORATION ACT

Pursuant to the provisions of Section 48-1-304 of the Tennessee General Corporation Act, the undersigned corporation adopts the following restated charter:

Part I:

1. The name of the Corporation is:

   Pricor Incorporated

2. The duration of the Corporation is perpetual.

3. The address of the principal office of the Corporation in the State of Tennessee shall be Suite 100, 440 Metroplex Drive, Nashville, Tennessee 37211, County of Davidson.

4. The Corporation is for profit.

5. The purposes for which the Corporation is organized are:

   (a) To construct, design, maintain, manage, operate, supervise and provide any other services necessary for the operation of custodial, correctional, detention, rehabilitation, and similar facilities;

   (b) To buy, lease, acquire and own all necessary vehicles, conveyances, machinery and equipment necessary or convenient for the carrying on of the business, to purchase, acquire, own, sell, lease, sub-lease, and control real estate necessary for the transaction of the business, including the right and privilege of buying, selling, exchanging, leasing, sub-leasing, sub-dividing and improving real estate; and to do any and all acts and things necessary, convenient and expedient;

   (c) To apply for, purchase, lease, acquire, hold, develop, improve, operate, control, manage, exploit, or otherwise turn to account, to grant, sell, mortgage, exchange, lease, dispose of, deal in, license, sublet or otherwise use patents,

patent-rights, copy-rights, inventions, processes, formulas, trade-names, trade-marks, or other devices or things useful in connection with any business of the Corporation;

(d) To make, perform and carry out contracts of every kind and description pertaining to the purpose of the Corporation and for any lawful purposes necessary and expedient thereto with any person, firm, association or corporation;

(e) To issue bonds, debentures, notes, or obligations of the Corporation from time to time for any of the objects or purposes of the Corporation;

(f) To purchase or otherwise acquire, to hold and to sell or otherwise dispose of the stocks, bonds and other securities of any corporation, foreign, or domestic; to exercise all powers and any or all rights and privileges of individual ownership or interest in respect to any and all such securities; to manage and to aid in any manner, by loan, guarantee, or otherwise, any corporation or corporations of which any securities are held by the Corporation; and to do any and all acts or things necessary, expedient or calculated to protect, preserve or enhance the value of any such securities;

(g) To do any or all of the things herein set forth and all things usual, necessary or proper in furtherance of or incidental to said business to the same extent as natural persons might or could do and in any part of the world, as principals, agents, contractors, trustees, or otherwise, and either alone or in the company of others;

(h) To purchase the assets of or to merge or consolidate with any corporation, proprietorship, or partnership engaged in the same character of business;

(i) To engage in any activity permitted by the laws of the State of Tennessee and the United States.

6. The maximum number of shares of capital stock the Corporation shall have the authority to issue is thirty million (30,000,000) shares, of which twenty million (20,000,000) shares are designated Common Stock, par value One One-Hundredth of a Dollar ($.01) per share, and ten million (10,000,000) shares designated Preferred Stock, par value One Dollar ($1.00) per share.

The designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the above classes of capital stock shall be as follows:

(a) Preferred Stock.

(1) Shares of Preferred Stock may be divided into and issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

(2) Authority is hereby expressly granted to the Board of Directors to fix and determine from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences, and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as the Board of Directors may deem advisable and to the full extent now or hereafter permitted by the laws of the State of Tennessee. The resolution or resolutions providing for the establishment and/or issuance of such series of Preferred Stock shall set forth: the designation and number of shares comprising each series; the rate of dividends, if any, and whether such dividends shall be noncumulative, cumulative to the extent earned, or cumulative and, if cumulative, from which date or dates; whether the shares shall be redeemable and, if so, the terms and conditions of such redemption; whether there shall be a sinking fund for the redemption; the rights to which the holders of the shares shall be entitled in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the priority of payment of shares in any such event; whether the shares shall be convertible into or exchangeable for shares of any other class or any other series and the terms thereof; and all other preferences, privileges and powers and relative participating, optional or other special rights and qualifications, limitations or restrictions of such series.

(3) The shares of Preferred Stock shall have no voting power or voting rights with respect to any matter whatsoever, except as may be otherwise required by law or may be provided in the resolution or resolutions of the Board of Directors creating the series of which such shares are a part.

(4) Authority is hereby expressly granted to the Board of Directors to make any change in the designations, terms, limitations or relative rights or preferences of any series of Preferred Stock in the same manner as provided for in the

issuance of Preferred Stock, so long as no shares of such series are outstanding at such time.

(b) Common Stock.

(1) After the requirements with respect to preferential dividends, if any, on any series of Preferred Stock (fixed pursuant to resolutions as provided in Section 6(a), above) shall have been met, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of Preferred Stock (fixed pursuant to resolutions as provided in Section 6(a), above), then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

(2) After distribution in full of the preferential amount, if any (fixed pursuant to resolutions as provided in Section 6(a), above), to be distributed to the holders of any series of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive such of the remaining assets of the Corporation of whatever kind available for distribution to the extent the Board of Directors shall determine.

(3) Except as may be otherwise required by law or by this Charter, each holder of Common Stock shall have one vote in respect of each share of such stock held by him on all matters voted upon by the shareholders.

(c) Preemptive Rights. No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

7. The Corporation will not commence business until consideration of One Thousand Dollars ($1,000) has been received for the issuance of shares.

8. The Corporation shall have and exercise all powers necessary or convenient to effect any or all of the purposes for which the Corporation is organized and shall likewise have the powers provided by the Tennessee General Corporation Act, as

codified in the Tennessee Code Annotated, Section 48-1-101, et seq., or as the same shall hereafter be amended.

9. The shareholders, members, directors, subscribers or incorporators of the Corporation shall have the right to take any action required or permitted by vote without a meeting on written consent pursuant to the provisions of Tennessee Code Annotated, Section 48-1-1402.

10. The Corporation shall enjoy and be subject to such benefits, privileges and immunities and such restrictions, liabilities and obligations as are provided with respect to corporations for profit generally by the laws of the land and which are held applicable to corporations for profit organized under the Tennessee General Corporation Act.

11. In the event that, prior to the effective date of the registration statement, if any, filed by the Corporation under the Securities Act of 1933, as amended (or similar successor statute), in connection with the initial public offering, if any, of equity securities of the Corporation, there shall be submitted to the shareholders of the Corporation the terms of any proposed sale (whether for cash or for securities of the purchaser or otherwise) or any other lease or exchange of all or substantially all of the property of the Corporation the proceeds of which sale, lease or exchange shall have a value to the holders of Investors' Common Stock, as hereinafter defined, as reasonably determined by the Board of Directors of the Corporation, of less than $5.00 per share of Investors' Common Stock, or in the event there shall be submitted to the shareholders of the Corporation a proposed merger or consolidation of the Corporation into or with any other company, or a proposed merger of any other company into the Corporation, and the cash, securities or other property into which shares of Investors' Common Stock are to be converted shall have a value, as reasonably determined by the Board of Directors of the Corporation, of less than $5.00 per share of Investors' Common Stock, such sale, lease, exchange, merger or consolidation must be approved by the affirmative vote of the holders of not less than 80% of all of the outstanding shares of the Corporation's capital stock entitled to vote with respect to such proposal. The term "Investors' Common Stock" shall refer to the shares of the Corporation's Common Stock, $.01 par value, sold in the offering made pursuant to the Corporation's Private Placement Memorandum, dated December 4, 1985. Such shares shall retain the status of Investors' Common Stock irrespective of subsequent transfers. In the event of a stock split, stock dividend, reclassification, reorganization or similar change in the capitalization of the Corporation, the Investors' Common Stock shall be deemed to be, or to include, as the case may be, such securities as the then holders of Investors' Common Stock shall be entitled to receive in respect of the Investors' Common Stock in connection with such stock split, stock dividend,

reclassification, reorganization or similar change in the capitalization of the Corporation, and the minimum value per share of Investors Common Stock of $5.00 used to determine the applicability of this Section 11 shall be adjusted by the Board of Directors in an equitable manner to reflect such change. Prior to an effective registration statement, this Section 11 may not be amended or repealed except by the affirmative vote of the holders of not less than 80% of all of the outstanding shares of capital stock entitled to vote thereon. This Section 11 shall be repealed as of the effective date of a registration statement filed in connection with the Corporation's initial public offering.

12. No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a Director to the fullest extent now or hereafter permitted by applicable law. Notwithstanding the foregoing, a Director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) pursuant to Section 48-8-304 of the Tennessee Business Corporation Act when and if enacted. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

Part II:

1. The date the original charter was filed by the Secretary of State was July 1st, 1985.

2. This restated charter restates the text of the charter, as previously amended, further amends or changes the charter as set forth below, and was duly authorized at a meeting of the shareholders on June 11, 1987:

6. The maximum number of shares of capital stock the Corporation shall have the authority to issue is thirty million (30,000,000) shares, of which twenty million (20,000,000) shares are designated Common Stock, par value One One-Hundredth of a Dollar ($.01) per share, and ten million (10,000,000) shares designated Preferred Stock, par value One Dollar ($1.00) per share.

The designations, preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of the above classes of capital stock shall be as follows:

(a) Preferred Stock.

(1) Shares of Preferred Stock may be divided into and issued in one or more series at such time or times and for such consideration as the Board of Directors may determine. All shares of any one series shall be of equal rank and identical in all respects.

(2) Authority is hereby expressly granted to the Board of Directors to fix and determine from time to time, by resolution or resolutions providing for the establishment and/or issuance of any series of Preferred Stock, the designation of such series and the powers, preferences, and rights of the shares of such series, and the qualifications, limitations or restrictions thereof, as the Board of Directors may deem advisable and to the fullest extent now or hereafter permitted by the laws of the State of Tennessee. The resolution or resolutions providing for the establishment and/or issuance of such series of Preferred Stock shall set forth: the designation and number of shares comprising each series; the rate of dividends, if any, and whether such dividends shall be noncumulative, cumulative to the extent earned, or cumulative and, if cumulative, from which date or dates; whether the shares shall be redeemable and, if so, the terms and conditions of such redemption; whether there shall be a sinking fund for the redemption; the rights to which the holders of the shares shall be entitled in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, and the priority of payment of shares in any such event; whether the shares shall be convertible into or exchangeable for shares of any other class or any other series and the terms thereof; and all other preferences, privileges and powers and relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series.

(3) The shares of Preferred Stock shall have no voting power or voting rights with respect to any matter whatsoever, except as may be otherwise required by law or may be provided in the resolution or resolutions of the Board of Directors creating the series of which such shares are a part.

(4) Authority is hereby expressly granted to the Board of Directors to make any change in the designations, terms, limitations or relative rights or preferences of any series of Preferred Stock in the same manner as provided for in the issuance of Preferred Stock, so long as no shares of such series are outstanding at such time.

(b) Common Stock.

602 1447

FILED
SECRETARY OF STATE
1987 JUN 11 AM 9:30

(1) After the requirements with respect to preferential dividends, if any, on any series of Preferred Stock (fixed pursuant to resolutions as provided in Section 6(a), above) shall have been met, and after the Corporation shall have complied with all requirements, if any, with respect to the setting aside of sums in a sinking fund for the purchase or redemption of shares of any series of Preferred Stock (fixed pursuant to resolutions as provided in Section 6(a), above), then, and not otherwise, the holders of Common Stock shall receive, to the extent permitted by law and to the extent the Board of Directors shall determine, such dividends as may be declared from time to time by the Board of Directors.

(2) After distribution in full of the preferential amount, if any (fixed pursuant to resolutions as provided in Section 6(a), above), to be distributed to the holders of any series of Preferred Stock in the event of the voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the holders of the Common Stock shall be entitled to receive such of the remaining assets of the Corporation of whatever kind available for distribution to the extent the Board of Directors shall determine.

(3) Except as may be otherwise required by law or by this Charter, each holder of Common Stock shall have one vote in respect of each share of such stock held by him on all matters voted upon by the shareholders.

(c) Preemptive Rights. No holder of shares of the Corporation of any class, now or hereafter authorized, shall have any preferential or preemptive right to subscribe for, purchase or receive any shares of stock of the Corporation of any class, now or hereafter authorized, or any options or warrants for such shares, or any rights to subscribe to or purchase such shares, or any securities convertible into or exchangeable for such shares, which may at any time or from time to time be issued, sold or offered for sale by the Corporation.

12. No Director of the Corporation shall be personally liable to the Corporation or its shareholders for monetary damages for any breach of fiduciary duty as a Director to the fullest extent now or hereafter permitted by applicable law. Notwithstanding the foregoing, a Director shall be liable to the extent provided by applicable law (i) for breach of the Director's duty of loyalty to the Corporation or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, or (iii) pursuant to Section 48-8-304 of the Tennessee Business Corporation Act when and if enacted. No amendment to or repeal of these provisions shall apply to or have any effect on the liability or

alleged liability of any Director of the Corporation for or with respect to any acts or omissions of such Director occurring prior to such amendment.

Dated: June 11, 1987

PRICOR INCORPORATED

Robert G. McCullough
Secretary

1338 0893

RECEIVED
STATE OF TENNESSEE
89 JUN 26 PM 3:33
GENTRY CROWELL
SECRETARY OF STATE

ARTICLES OF AMENDMENT TO THE CHARTER
OF
PRICOR INCORPORATED
745 South Church Street
Murfreesboro, Tennessee 37130

Pursuant to the provisions of Section 49-20-102 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1. The name of the corporation is Pricor Incorporated.

2. The amendments adopted are:

The Charter of the Corporation is amended to read as follows:
"3. The address of the principal office of the Corporation in the State of Tennessee shall be 745 South Church Street, Murfreesboro, Tennessee 37130, County of Rutherford.

"5. The purposes for which the Corporation is organized are:

(a) To construct, design, maintain, manage, operate, supervise and provide any other services necessary for the operation of custodial, correctional, detention, rehabilitation, educational, treatment, and similar facilities;"

Subparagraphs 5. (b) through (i) remain unchanged.

3. The amendments were duly adopted at a meeting of the Board of Directors on May 16, 1989.

4. The amendments will be effective on the date when these articles are filed by the Secretary of State.

Date: June 23, 1989

PRICOR INCORPORATED

BY: Kathryn Behm Celauro
Kathryn Behm Celauro
Secretary

0158135

RECEIVED
STATE OF TENNESSEE

94 FEB 11 AM 9:29

FILED
SECRETARY OF STATE

ARTICLES OF AMENDMENT TO THE RESTATED CHARTER
OF
PRICOR INCORPORATED

Pursuant to the provisions of Section 48-20-103 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment to its charter:

1. Name of Corporation. The name of the Corporation is Pricor Incorporated.

2. Amendment to Corporate Name. The name of the Corporation is hereby amended to be Children's Comprehensive Services, Inc.

3. Adoption. These Articles of Amendment were duly adopted at a meeting of the Board of Directors on November 17, 1993 and a meeting of the Shareholders on January 19, 1994.

4. Effective Date. These Articles of Amendment will be effective on February 15, 1994.

Date: 2/04, 1994

PRICOR INCORPORATED

By: Donald B. Whitfield
Donald B. Whitfield
Secretary

BWASA.1466
01/20/94

ARTICLES OF AMENDMENT TO THE RESTATED CHARTER
OF
CHILDREN'S COMPREHENSIVE SERVICES, INC.

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following articles of amendment (the "Articles of Amendment") to its Restated Charter (the "Restated Charter").

1. Name of Corporation. The name of the Corporation is Children's Comprehensive Services, Inc.

2. Section 6 of the Restated Charter is hereby deleted in its entirety and replaced with the following:

   6. The maximum number of shares of capital stock the Corporation shall have the authority to issue is twenty million (20,000,000) shares, of which ten million (10,000,000) shares are designated Common Stock, par value One One-Hundredth of a Dollar ($.01) per share, and ten million (10,000,000) shares designated Preferred Stock, par value One Dollar ($1.00) per share.

3. Automatic Conversion of Common Stock. Upon the effective date of these Articles of Amendment to the Restated Charter (the "Effective Date"), each two (2) shares of the issued and outstanding Common Stock par value $.01 per share of the Corporation (the "Common Stock"), shall automatically and without any action by the holder thereof be converted into and shall thereafter constitute one (1) share of Common Stock, provided, that no fractional shares of Common Stock will be issued. Any holder of Common Stock who owns shares not evenly divisible by two (2) shall receive, in lieu of a fractional share of Common Stock, an amount of cash based on the closing sale price of the Common Stock as reported on the Nasdaq Stock Market on the Effective Date, and such fractional shares will be canceled.

4. Adoption. These Articles of Amendment were duly adopted by the Board of Directors and the Shareholders of the Corporation.

5. Effective Date. These Articles of Amendment will be effective when filed with the Secretary of State.

Date: March 21, 1996

CHILDREN'S COMPREHENSIVE SERVICES, INC.

By: ______________________
Donald B. Whitfield
Secretary

[redacted]

SECRETARY OF STATE

ARTICLES OF AMENDMENT TO THE RESTATED CHARTER OF CHILDREN'S COMPREHENSIVE SERVICES, INC.

Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment (the "Articles of Amendment") to its Restated Charter, as amended (the "Restated Charter"):

1. Name of Corporation. The name of the Corporation is Children's Comprehensive Services, Inc.

2. Section 6 of the Restated Charter is hereby deleted in its entirety and replaced with the following:

    6. The maximum number of shares of capital stock the Corporation shall have the authority to issue is sixty million (60,000,000) shares, of which fifty million (50,000,000) shares are designated Common Stock, par value One One-Hundredth of a Dollar ($.01) per share, and ten million (10,000,000) shares are designated Preferred Stock, par value One Dollar ($1.00) per share.

3. Adoption. These Articles of Amendment were duly adopted by the Board of Directors on June 24, 1996, and by the Shareholders of the Corporation on August 14, 1996.

4. Effective Date. These Articles of Amendment will be effective when filed with the Secretary of State.

Date: August 14, 1996

CHILDREN'S COMPREHENSIVE SERVICES, INC.

By: Donald B. Whitfield

Donald B. Whitfield, Secretary

4234 0003

RECEIVED

02 JAN -3 PM 4:03

ARTICLES OF MERGER

AMERIS ACQUISITION, INC. (Control No. 0412205)
INTO
CHILDREN'S COMPREHENSIVE SERVICES, INC. (Control No. 0158135)

Pursuant to the provisions of Section 48-21-107 of the Tennessee Business Corporation Act (the "Act"), Ameris Acquisition, Inc., a Tennessee corporation ("Ameris"), and Children's Comprehensive Services, Inc., a Tennessee corporation ("CCS") hereby certify as follows:

1. Pursuant to the plan of merger set forth on Exhibit A attached hereto, Ameris shall be merged with and into CCS.

2. Approval of the plan of merger by the shareholders of both Ameris and CCS is required by Section 48-21-107 of the Act, and in each case the plan of merger has been approved by the affirmative vote of the required percentage of all of the votes entitled to be cast on the matter.

3. This merger shall be effective immediately upon the filing of these articles.

Dated this 3rd day of January, 2001.

AMERIS ACQUISITION, INC.

By: ______________________
Michael G. Lindley, President

CHILDREN'S COMPREHENSIVE SERVICES, INC.

By: ______________________
William Ballard, CEO

768774 v1
102876-001

ARTICLES OF MERGER

AMERIS ACQUISITION, INC. (Control No. 0412205)
INTO
CHILDREN'S COMPREHENSIVE SERVICES, INC. (Control No. 0158135)

Pursuant to the provisions of Section 48-21-107 of the Tennessee Business Corporation Act (the "Act"), Ameris Acquisition, Inc., a Tennessee corporation ("Ameris"), and Children's Comprehensive Services, Inc., a Tennessee corporation ("CCS") hereby certify as follows:

1. Pursuant to the plan of merger set forth on Exhibit A attached hereto, Ameris shall be merged with and into CCS.

2. Approval of the plan of merger by the shareholders of both Ameris and CCS is required by Section 48-21-107 of the Act, and in each case the plan of merger has been approved by the affirmative vote of the required percentage of all of the votes entitled to be cast on the matter.

3. This merger shall be effective immediately upon the filing of these articles.

Dated this 3rd day of January, 2001.

AMERIS ACQUISITION, INC.

By:________________________
Michael G. Lindley, President

CHILDREN'S COMPREHENSIVE SERVICES, INC.

By: William Ballard
William Ballard, CEO

EXHIBIT A

PLAN OF MERGER

See attached.

PLAN OF MERGER
OF
AMERIS ACQUISITION, INC.
INTO
CHILDREN'S COMPREHENSIVE SERVICES, INC.

This Plan of Merger is prepared and submitted pursuant to the provisions of Section 48-21-102 of the Tennessee Business Corporation Act.

1. Parties. The names of the merging entities are Ameris Acquisition, Inc., a Tennessee corporation ("Ameris"), and Children's Comprehensive Services, Inc., a Tennessee corporation ("CCS").

2. Surviving Entity. CCS shall be the surviving entity (the "Surviving Entity") from and after the effective date and time of the merger (the "Effective Date"), and the name of the Surviving Entity shall be "Children's Comprehensive Services, Inc." Upon the Effective Date, the separate existence of Ameris shall cease, and the Surviving Entity shall without other transfer succeed to all the rights and property, subject to all debts and liabilities, of Ameris in the same manner as if the Surviving Entity itself had incurred them.

3. Charter. From and after the Effective Date, the Charter of Ameris shall be the Charter of the Surviving Entity, as amended to reflect the name of the Surviving Entity as set forth in the preceding paragraph, until thereafter amended.

4. Bylaws. From and after the Effective Date, the Bylaws of Ameris shall be the bylaws of the Surviving Entity, until thereafter amended.

5. Directors and Officers. The directors and officers of Ameris immediately prior to the Effective Date shall be the directors and officers, respectively, of the Surviving Entity, to serve, in both cases, until their successors shall have been elected and qualified or until otherwise provided by law and the Charter and Bylaws of the Surviving Entity.

6. Common Stock of Ameris. By virtue of this merger and without any action of the holder thereof each share of common stock of Ameris outstanding on the Effective Date shall remain outstanding and unchanged as a share of the common stock of the Surviving Entity.

7. Common Stock of CCS. By virtue of the merger and without any action of the holder thereof, each holder of the shares of common stock of CCS ("CCS Common Stock") issued and outstanding immediately prior to the Effective Date shall be entitled to receive, for each of its shares of CCS Common Stock, an amount equal to $6.00 per share (the "Cash Purchase Price"), payable as follows:

(a) By virtue of the merger, on the Effective Date, each share of CCS Common Stock shall cease to exist, all certificates for such stock shall be canceled and no shares or membership interest of the Surviving Entity shall be exchanged therefor; provided, however, that the holder thereof shall be entitled to the Cash Purchase Price.

768774 v1
102876-001

(b) Prior to the Effective Date, Ameris shall designate, with the consent of CCS which shall not be unreasonably withheld, a bank or trust company to act as Exchange Agent in the Merger (the "Exchange Agent"). At, or prior to, the Effective Date, Ameris shall have deposited with the Exchange Agent, in trust for the benefit of CCS's shareholders, the aggregate amount of cash equal to the Cash Purchase Price multiplied by the number of shares of CCS Common Stock outstanding immediately prior to the Effective Date. The Exchange Agent may invest any cash deposited with it in obligations of or guaranteed by the United States of America (collectively, "Permitted Investments") or in money market funds which are invested solely in Permitted Investments; provided, further, that the maturities of Permitted investments shall be such as to permit the Exchange Agent to make prompt payment of the Cash Purchase Price (as contemplated in subparagraph (c) hereof) to shareholders of CCS entitled thereto. Any net profit resulting from, or interest or income produced by, Permitted Investments shall be payable to Ameris, who shall replace any monies lost through any investment made pursuant to this subparagraph.

(c) Promptly after the Effective Date, the Exchange Agent shall mail and otherwise make available to each record holder of CCS Common Stock, as of the Effective Date, a letter of transmittal and instructions for use in effecting the surrender of each such share of CCS Common Stock for payment hereunder. Upon surrender to the Exchange Agent of CCS Common Stock, together with such letter of transmittal duly executed, the holder of such CCS Common Stock shall be entitled to receive in exchange therefor cash in an amount equal to the product of the number of shares of CCS Common Stock surrendered multiplied by the Cash Purchase Price. If payment is to be made to a person other than the person in whose name the shares of CCS Common Stock surrendered are registered, it shall be a condition of payment that shares so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the shares of CCS Common Stock surrendered or establish to the satisfaction of the Surviving Entity that such tax has been paid or is not applicable.

(d) At any time following 365 days after the Effective Date, at the option of Ameris, it may direct the Exchange Agent to deliver to it any part or all of the consideration deposited with the Exchange Agent for the benefit of holders of CCS Common Stock which remains unclaimed, and any interest earned on such consideration while on deposit, and thereafter the Exchange Agent shall not be liable to any person claiming the same. No interest shall accrue or be payable to or for the benefit of such holders with respect to any cash held by the Exchange Agent or Ameris. After the return to Ameris by the Exchange Agent of unclaimed Cash Purchase Price, Ameris shall, upon surrender to it of shares of CCS Common Stock, pay to the holder of such shares the Cash Purchase Price to which they are entitled.

(e) At or immediately prior to the Effective Date, each outstanding stock option or warrant to purchase shares of CCS Common Stock (the "Options") granted under CCS's stock option plans, or otherwise, that has not been exercised prior to the Effective Date shall vest and become fully exercisable, each holder of an outstanding Option shall exercise such Option or agree that such Option shall be cashed out on the Effective Date, each Option shall be canceled, and each such holder of any such Option shall be paid for each such Option an amount

determined by multiplying (x) the excess, if any, of the Cash Purchase Price over the applicable per share exercise price of such Option by (y) the number of shares of CCS Common Stock such holder could have purchased had such holder exercised such Option in full immediately prior to the Effective Date. On or prior to the Effective Date, CCS shall deposit, in trust for the benefit of the holders of the Options, with a bank or trust company designated by CCS, with the consent of Ameris which shall not be unreasonably withheld (the "Paying Agent"), the aggregate amount of cash to be paid to the holders of Options pursuant to this subparagraph. Immediately following the Effective Date, the Paying Agent shall mail to each holder of an Option the amount to be paid with respect to his or her Options. Upon the Effective Date, all existing CCS stock option plans shall be terminated by CCS.

8. Rights of CCS's Shareholders Pending and Upon Surrender of Shares. After the Effective Date, there shall be no transfers on the stock transfer books of CCS of any shares of CCS Common Stock which were outstanding immediately prior to the Effective Date. If, after the Effective Date, certificates representing shares of CCS Common Stock are presented to the Surviving Entity or CCS's stock transfer agent, they shall be canceled and exchanged for the Cash Purchase Price as provided for in this Plan of Merger.